Exhibit 4.4

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Void after
January
31, 2009

PFC THERAPEUTICS, LLC
WARRANT TO PURCHASE UNITS OF MEMBERSHIP INTERESTS

        THIS CERTIFIES that, for value received, Technology Gateway Partnership, L.P. (such entity and any successor and assign being hereinafter referred to as the “Holder”) is entitled to subscribe for and purchase from PFC Therapeutics, LLC, a Delaware limited liability company (hereinafter called the “Company”), a number of units of membership interests of the Company (the “Units”) representing Ten Percent (10%) of the Company’s issued and outstanding Units (determined on a fully-diluted basis on the date of exercise of this Warrant) at an exercise price of $0.01 per Unit (the “Exercise Price’), at any time or from time to time from January 31, 2004 to and including January 31, 2009 (the “Exercise Period”).

    1.       Exercise.

            (i)       Notwithstanding any other provision of this Warrant, this Warrant may only be exercised by the Holder in the event the Company does not (a) receive a commitment for a Financing (as defined below) by January 15, 2004, and (b) close a Financing by January 31, 2004. For purposes of this Warrant, the term “Financing” means a financing pursuant to which the Company receives gross proceeds of $10,000,000 (or such other amount approved by the Holder) from one or more investors, strategic partners, or other sources (or any combination of the foregoing). By way of example, the equity financing contemplated by the Term Sheet dated November 7, 2003 by and among Alliance Pharmaceutical Corp. and SRS Capital-West, Inc. (as the same may be amended, modified, supplemented or restated from time to time) would be a Financing under this Warrant.

            (ii)       While this Warrant remains outstanding and exercisable in accordance with the terms hereof, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

    (a)       the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached here, to the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Units being purchased.

            (iii)       Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(i) above. At such time, the person or persons in whose name or names any of the Units shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Units.

            (iv)       As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within twenty (20) days thereafter, the Company at its expense will cause to be issued and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(a) an amendment to the Company’s Limited Liability Company Operating Agreement (the “Operating Agreement”) evidencing the Units issued upon such exercise, and

    (b)       in case such exercise is in part only, a new warrant (dated the date hereof) of like tenor, stating on its face that the holder thereof is entitled to purchase a number of Units representing the percentage of the outstanding membership units of the Company indicated on the face of this Warrant, minus the percentage of outstanding Units represented by the Units purchased by the Holder upon such exercise.

    2.       No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Formation or Operating Agreement or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

    3.       No Member Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a member of the Company with respect to the Units.

    4.       Transfer of Warrant. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to (i) any partner or retired partner of the Holder, if the Holder is a partnership, or (ii) any affiliated venture capital fund of the Holder. Within a reasonable time after the Company’s receipt of an executed Assignment Form in the form attached hereto, the transfer shall be recorded on the books and be reflected on the capitalization table of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental changes imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one or more appropriate new warrants.

    5.       Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holder hereof and their respective successors and assigns.

    6.       Notices. All notices under this Warrant shall be in writing and shall be deemed to have been given (a) upon receipt, when delivered by hand or by electronic facsimile transmission, or (b) upon actual delivery by overnight courier, or (c) three days after mailing by regular first-class mail or certified mail return receipt requested, addressed to each party at the addresses indicated below their signatures below or at such other address as such party may designate by ten (10) business days’ advance written notice to the other party.

    7.       Amendments and Waivers. The amendment or waiver of any term of this Warrant shall be conducted pursuant to the terms of that certain Secured Convertible Note Purchase Agreement dated November 20, 2003 by and among the Company and the Holder.

    8.       Governing Law. This Warrant and all acts and transactions hereunder and all rights and obligations of Holder and Company shall be governed by the internal laws (and not the conflicts of law rules) of the State of California.

    9.       General. Should any provision of this Warrant be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Warrant, which shall continue in full force and effect. This Warrant and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Company and Holder and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Warrant. There are no oral understandings, representations or agreements between the parties which are not set forth in this Warrant or in other written agreements signed by the parties in connection herewith. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement. Each of the counterparts may be signed and transmitted by facsimile with the same validity as if it were an original document.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer and to be dated as of the date first above written.

PFC THERAPEUTICS, LLC
/s/ Duane J. Roth
Duane J. Roth, Manager
Address:
Fax:

ACKNOWLEDGED AND AGREED:

TECHNOLOGY GATEWAY PARTNERSHIP, L.P.

/s/ Thomas O. Gephart
Thomas O. Gephart, Managing Partner of
Ventana Capital Partners, LLC, the General Partner
of Technology Gateway Partnership, L.P.

1

NOTICE OF EXERCISE

To: PFC Therapeutics, LLC

        The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, Units representing ______ percent of the Company’s outstanding membership units, and tenders herewith payment in cash of the Exercise Price of such Units in full, together with all applicable transfer taxes, if any.

        The undersigned hereby represents and warrants that the representations and warranties in Section 3 of the Secured Convertible Note Purchase Agreement dated November __, 2003 are true and correct as of the date hereof.

HOLDER: ________________________________
Date: ________________________________	By: ________________________________
Address: ________________________________ ________________________________ ________________________________

1

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form
and supply required information. Do not use this
form to purchase Units.)

        For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name: _______________________________________________________________
                   (Please Print)

Address: _____________________________________________________________
(Please Print)

Dated: ________________________

Holder’s
Signature: __________________________________________

Holder’s
Signature: __________________________________________

NOTE: (A) By signing this Assignment the Assignee-Holder agrees to be bound by all of the terms and conditions of the Warrant, and (B) the signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of entites and those acting in a fiduciary or other representative capacity should file proper evidence or authority to assign the foregoing Warrant.